UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2025

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2024, The Board of Directors of MVB Financial Corp. (“MVB” or “MVB Financial”) (Nasdaq: MVBF) has announced the appointment of Glen W. Herrick as a Member of the Board.

“MVB is pleased to have Glen join the MVB Board of Directors. With his career focus on leading strategy, finance, investing, planning, forecasting, investor relations and corporate development efforts as a Chief Financial Officer in the banking, specialty finance, capital markets and Fintech sectors, he will provide valuable expertise to the Board as we pursue the growth vehicles of MVB’s strategic plan,” said W. Marston “Marty” Becker, Chairman, MVBF Board of Directors.

Mr. Herrick brings more than three decades of experience on both sides of the bank-Fintech partnership relationship. For the past year, he has served as a senior advisor for an advisory group. Prior to that, Mr. Herrick was Chief Financial Officer of Pathward Financial, fka MetaBank, a leading BaaS firm providing payments, deposit products, consumer lending and commercial finance solutions. While there he also founded Pathward Ventures, which has successfully made early- and mid-stage investments in financial technology firms. Before his 11 years at Pathward, he spent 20 years at Wells Fargo, where he served in various finance, treasury, risk management and compliance roles. As the Senior Vice President of Corporate Finance & Treasury he led resolution and recovery planning for the company, among other responsibilities. Mr. Herrick also served as the CFO of Wells Fargo’s $34 billion Education Finance Division, providing strategic leadership during a period of unprecedented growth. Earlier in his career, he spent time as an industrial engineer at Ingersoll-Rand and served multiple global assignments as an officer in the U.S. Army.

Mr. Herrick graduated from the United States Military Academy at West Point with a B.S. in Engineering Management, holds an MBA from the University of South Dakota and graduated from the Stonier Graduate School of Banking. He serves on the boards of Central Bank (IA), a family-owned community banking organization with $2.3 billion in assets, the South Dakota Folds of Honor, the First Tee of South Dakota and Augustana University’s School of Business, where he co-created the university’s first Fintech academic major.

Mr. Herrick does not have any transactions reportable under Item 404(a) of Regulation S-K and there were no arrangements or understandings pursuant to which Mr. Herrick was appointed as a director. Mr. Herrick will be entitled to the same compensation and benefits made available to MVB Financial’s non-employee directors generally.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of MVB Financial Corp., dated January 24, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: January 24, 2025